Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES THIRD QUARTER 2025 RESULTS AND PROVIDES UPDATE

Three clinical trial readouts for FB102 expected in 2026, including phase 2 in celiac disease and phase 1b in both vitiligo and alopecia areata

DALLAS, TX – NOVEMBER 14, 2025 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced its third quarter 2025 financial results and provided a business update.

“We continue to make excellent progress with FB102.” said Forte Biosciences CEO Paul Wagner, PhD. “The US IND is now open and enrolment in the FB102 phase 2 celiac disease (CeD) clinical trial has expanded to US sites with topline results expected in 2026. Based on the strength of the positive results from the FB102 phase 1b CeD trial, which we reported in June, we look forward to the phase 2 data further validating FB102 for the treatment of celiac disease. The FB102 phase 1b vitiligo clinical study is ongoing and we continue to expect topline data in 1H26. We have also begun enrolling patients in the phase 1b trial in alopecia areata and expect data from that study in 2026. With 3 key clinical trial readouts for FB102, 2026 will be a very eventful year and further highlight FB102’s potential to address the significant unmet medical needs across multiple indications including celiac disease, vitiligo and alopecia areata, which represent multi-billion dollar potential market opportunities.”

Q3 2025 Operating Results

Research and development expenses were $15.2 million for the three months ended September 30, 2025, compared to $5.9 million for the same period in 2024. The increase was primarily due to increases of $9.7 million in clinical and manufacturing expenses related to our Phase 2 clinical trial for celiac disease and Phase 1b clinical trials for vitiligo and alopecia areata, and $0.8 million in personnel-related expenses due to an increase in headcount, partially offset by a decrease of $1.2 million in preclinical expenses as a result of toxicology work performed in 2024.

Research and development expenses were $36.5 million for the nine months ended September 30, 2025, compared to $16.0 million for the same period in 2024. The increase was primarily due to an increase of $21.6 million in manufacturing and clinical expenses of our Phase 2 clinical trial for celiac disease and Phase 1b clinical trials for vitiligo and alopecia areata, an increase of $0.9 million in discovery work, and an increase of $0.9 million in personnel-related expenses due to an increase in headcount, partially offset by a decrease of $2.8 million in preclinical expenses as a result of toxicology work performed in 2024.

Our research and development expenses may increase as we continue to advance FB102 through a celiac Phase 2 trial including a US arm as a result of the FDA approving our IND, multiple Phase 1b clinical trials and as we pursue additional autoimmune indications.

General and administrative expenses were $3.2 million for the three months ended September 30, 2025 compared to $2.8 million for the same period in 2024. The increase was primarily due to $0.6 million in personnel-related expenses including $0.5 million in non-cash stock-based compensation partially offset by decreases in professional expenses and legal expenses, including litigation and settlement expenses of $0.3 million.

General and administrative expenses were $9.6 million for the nine months ended September 30, 2025 compared to $13.3 million for the same period in 2024. The decrease was primarily due to decreases in professional expenses and legal expenses, including litigation and settlement expenses, of $6.0 million, partially offset by an increase of $2.1 million in personnel-related expenses including additional non-cash stock-based compensation of $1.9 million.

Our general and administrative expenses may fluctuate in the future due to fluctuations in professional and advisory fees as we build out our infrastructure to advance FB102 through a Phase 2 and multiple Phase 1b clinical trials and pursue additional autoimmune indications.

Net losses per share were $(0.99) and $(4.54) for the three months ended September 30, 2025 and 2024, and $(3.26) and $(15.35) for the nine months ended September 30, 2025 and 2024, respectively.

Forte ended the third quarter of 2025 with $93.4 million in cash and cash equivalents. There are approximately 12.5 million shares of common stock and 5.3 million prefunded warrants outstanding as of September 30, 2025.

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and par value data)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,414	$22,244
Short-term investments	—	36,121
Prepaid expenses and other current assets	1,998	2,981

Total current assets	95,412	61,346
Property and equipment, net	148	77
Other assets	1,529	138

Total assets	$97,089	$61,561

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,491	$4,879
Accrued liabilities	7,501	4,202

Total current liabilities	12,992	9,081

Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value: 200,000,000 shares authorized as of September 30, 2025 (unaudited) and December 31, 2024; 12,523,845 and 6,393,323 shares issued and outstanding as of September 30, 2025 (unaudited) and December 31, 2024, respectively	13	6
Additional paid-in capital	282,675	206,461
Accumulated other comprehensive (loss) income	(6)	11
Accumulated deficit	(198,585)	(153,998)

Total stockholders’ equity	84,097	52,480

Total liabilities and stockholders’ equity	$97,089	$61,561

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$15,050	$5,720	$36,061	$15,634
Research and development - related party	150	150	450	329
General and administrative	3,183	2,759	9,575	13,288

Total operating expenses	18,383	8,629	46,086	29,251

Loss from operations	(18,383)	(8,629)	(46,086)	(29,251)
Other income, net	701	237	1,499	928

Net loss	$(17,682)	$(8,392)	$(44,587)	$(28,323)

Per share information:
Net loss per share - basic and diluted	$(0.99)	$(4.54)	$(3.26)	$(15.35)
Weighted average shares and pre-funded warrants outstanding, basic and diluted	17,793,907	1,847,644	13,669,333	1,845,407
Comprehensive loss:
Net loss	$(17,682)	$(8,392)	$(44,587)	$(28,323)
Unrealized (loss) gain on available-for-sale securities, net	(6)	8	(17)	(3)

Comprehensive loss	$(17,688)	$(8,384)	$(44,604)	$(28,326)

Additional details on Forte’s third quarter 2025 financial results can be found in Forte’s Form 10-Q as filed with the SEC on November 14, 2025. You can also find more information in the investor relations section of Forte’s website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward-Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding the Company’s beliefs, goals, intentions and expectations regarding its product candidate, FB102 and the therapeutic and commercial market potential of FB102, expectations for patient enrollment and timing of clinical data readouts. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidate, FB102; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidate, FB102, including potential delays in the commencement, enrollment and completion of clinical trials, including the timing of the completion of the Company’s patient-based trials; the risk that results from preclinical and any interim result of our ongoing clinical trials may not be predictive of future results from clinical trials; risks associated with the failure to realize any value from FB102 in light of inherent risks, expense and difficulties involved in successfully bringing product candidates to market; and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Forms 10-Q filed on November 14, 2025, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:
LifeSci Advisors	Forte Biosciences, Inc.
Mike Moyer, Managing Director	Paul Wagner, CEO
mmoyer@lifesciadvisors.com	investors@fortebiorx.com